As filed with the Securities and Exchange Commission on April 24, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

STEELCASE INC.
(Exact Name of Registrant as Specified in Its Charter)

MICHIGAN	38-0819050
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
901-44th Street SE
Grand Rapids, Michigan 49508
(616) 247-2710
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Lizbeth S. O’Shaughnessy
Vice President, Chief Legal Officer and Secretary
901-44th Street SE
Grand Rapids, Michigan 49508
(616) 247-2710
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copy to:
Brian W. Duwe, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of Securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered(1)(2)(3)	unit(1)	price(1)(2)(3)	fee(4)
Debt Securities
Preferred Stock
Class A Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Total	$400,000,000	100%	$400,000,000	$22,320.00

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The registrant is hereby registering an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $400,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)	The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement or any other securities that provide for such conversion, exchange, exercise or settlement.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting a portion of the registration fee of $22,320.00 due under this Registration Statement by the $9,223.91 in remaining registration fees that were previously paid with respect to securities of the registrant that were registered on Registration Statement No. 333-119757, originally filed on October 14, 2004, which securities were not sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 24, 2009
The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
Prospectus
Steelcase Inc.
Debt Securities
Preferred Stock
Class A Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
     Steelcase Inc. may offer, from time to time, debt securities, preferred stock, Class A common stock, warrants, stock purchase contracts or stock purchase units.
     We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
     We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
     Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “SCS.”
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

     Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 6.

     Neither the Securities and Exchange Commission, nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2009.

ABOUT THIS PROSPECTUS
     Unless otherwise stated or the context otherwise requires, references in this prospectus to “Steelcase,” “we,” “our,” “us” or similar references are to Steelcase Inc. and its consolidated subsidiaries.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of debt securities, preferred stock, Class A common stock, warrants, stock purchase contracts and stock purchase units, as described in this prospectus, in one or more offerings, up to a maximum aggregate offering price of $400,000,000. This prospectus provides you with a general description of the securities that we may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual reports, quarterly reports, proxy statements, and other documents with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Steelcase. Our Class A common stock is listed and traded on the New York Stock Exchange, or the NYSE, under the trading symbol “SCS.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005. General information about Steelcase, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.steelcase.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE
     The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:
•	Annual Report on Form 10-K for our fiscal year ended February 27, 2009; and

•	The description of the common stock which is contained in a registration statement on Form S-1/A filed on February 10, 1998 (File No. 333-41647) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Steelcase Inc.
901-44th Street SE
Grand Rapids, Michigan 49508
Attention: Steelcase Investor Relations
Phone: (616) 247-2200
E-mail: ir@steelcase.com
     Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS
     From time to time, in this prospectus and the documents incorporated by reference in this prospectus as well as in other written and oral statements, we discuss our expectations regarding future events and our plans and objectives for future operations. Statements and financial discussion and analysis contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. These forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions.
     Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from our expectations because of factors such as, but not limited to:
•	competitive and general economic conditions domestically and internationally;

•	acts of terrorism, war, governmental action, natural disasters and other Force Majeure events;

•	changes in the legal and regulatory environment;

•	our restructuring activities;

•	currency fluctuations;

•	changes in customer demand; and

•	the other risks and contingencies detailed in our other filings with the SEC.
     We undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.
     You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

STEELCASE INC.
     Steelcase is the global leader in furnishing the work experience in office environments. Our brands offer a comprehensive portfolio of products and services for the workplace, inspired by nearly 100 years of insight gained serving the world’s leading organizations.
     We design for a wide variety of customer needs through our three core brands: Steelcase, Turnstone and Coalesse. The primary focus of these brands is the office furniture segment, but we also extend our capabilities to serve specialty needs in areas such as healthcare, education and distributed work. Our strategy is to grow by leveraging our deep understanding of the patterns of work, workers and workspaces to offer solutions for new ways of working, new customer markets and new geographies.
     We market our products and services primarily through a highly networked group of independent and company-owned dealers. We extend our reach with a presence in retail and web-based channels. We are recognized as a responsible company that helps create social, economic, and environmentally sustainable value.
     Founded in 1912, Steelcase became a publicly-traded company in 1998. Headquartered in Grand Rapids, Michigan, USA, Steelcase is a global company with approximately 13,000 employees and 2009 revenue of approximately $3.2 billion.
     Our principal executive offices are located at 901- 44th Street SE, Grand Rapids, Michigan 49508, and our telephone number is (616) 247-2710.

RISK FACTORS
     Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
     Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

DESCRIPTION OF DEBT SECURITIES
Senior and Subordinated Debt Securities
     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued pursuant to an indenture entered into between Steelcase and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J. P. Morgan Trust Company, N.A.), or the senior indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The subordinated debt securities will be issued pursuant to an indenture to be entered into between Steelcase and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J. P. Morgan Trust Company, N.A.), or another trustee to be named in a prospectus supplement, or the subordinated indenture, a form of which is incorporated by reference into the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures.
     The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.
     The senior indenture and the subordinated indenture are substantially identical, except that (1) the subordinated indenture, unlike the senior indenture, provides for debt securities that are specifically made junior in right of payment to other specified debt of Steelcase as described under “—Subordination Under the Subordinated Indenture,” and (2) the senior indenture, unlike the subordinated indenture, restricts the ability of Steelcase and its restricted subsidiaries to issue any secured debt or enter into sale and lease-back transactions as described under “—Covenants Applicable to the Senior Debt Securities-Limitation on Liens” and “—Covenants Applicable to the Senior Debt Securities-Limitation on Sale and Lease-Back Transactions,” respectively. Neither the senior indenture nor the subordinated indenture limit the aggregate principal amount of debt securities that Steelcase may issue from time to time.
General Terms of the Debt Securities
     The debt securities of any series will be Steelcase’s direct, unsecured obligations. Senior debt securities of any series will be Steelcase’s unsubordinated obligations and rank equally with all of Steelcase’s other unsecured and unsubordinated debt, including any other series of debt securities issued under the senior indenture. Subordinated debt securities of any series will be junior in right of payment to Steelcase’s senior indebtedness as defined, and described more fully, under “—Subordination Under the Subordinated Indenture.” In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.
     Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to Steelcase, whether by dividend, loans or other payments. Therefore, the assets of Steelcase’s subsidiaries will be subject to the prior claims of all creditors of those subsidiaries, including trade creditors and the lenders under our senior credit facility to the extent our subsidiaries guarantee the debt thereunder. The payment of dividends or the making of loans or advances to Steelcase by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.
     The indentures do not limit the aggregate principal amount of debt securities that Steelcase may issue and provide that Steelcase may issue debt securities from time to time in one or more series. Steelcase may, from time to time, without giving notice to or seeking the consent of the holders of any debt securities of any series, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities of that series. Any additional debt securities having such similar terms, together with the outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Prospectus Supplements
     We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms of the series of debt securities which we are offering, to the extent applicable:
•	the title of the debt securities of the series;

•	whether the debt securities of the series are senior or subordinated;

•	whether the subordination provisions summarized below or different subordination provisions will apply to any subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the place or places where payments will be made;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•	the date or dates from which any interest shall accrue, the interest payment dates on which any interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;

•	the obligation, if any, of us to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in participation of future sinking fund obligations, or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series, including the form of the certificate of authentication for the series;

•	if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	whether the debt securities are issuable as global securities and, in such case, the identity of the depositary for such series;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof in connection with an event of default (as described below);

•	any additional or different events of default or restrictive covenants provided for with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit in which payment of the principal of, or premium, if any, or interest on the debt securities of the series shall be payable;

•	if applicable, the circumstances under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of both a change of control and a below investment grade rating event;

•	the application, if any, of the terms of the indentures relating to defeasance or covenant defeasance (as described below); and

•	any and all other terms with respect to the debt securities of the series, including any terms which may be required by or advisable under any laws or regulations or advisable in connection with the marketing of debt securities of the series.
     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.
     Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement.
     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.
     The prospectus supplement relating to specific debt securities will also describe any special considerations and tax considerations applicable to such debt securities.

Global Debt Securities
     The debt securities of a series may be issued in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or to a successor depositary selected or approved by us or to a nominee of such successor depositary. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Covenants Applicable to the Debt Securities
     Other than as set forth below with respect to limitation on liens and sale and lease-back transactions under the senior indenture as described under “—Covenants Applicable to the Senior Debt Securities,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would offer protection to security holders in the event of a sudden and significant decline in our credit quality or a highly leveraged transaction.
     Merger, Consolidation or Sale of Assets
     Nothing contained in the indentures prevents any consolidation or merger of Steelcase with or into any other entity or entities (whether or not affiliated with Steelcase), or successive consolidations or mergers in which Steelcase or any of its successors is a party, or will prevent any sale, conveyance, lease, transfer or other disposition of all or substantially all of the property of Steelcase or any of its successors, to any other entity (whether or not affiliated with Steelcase or its successors) authorized to acquire and operate the same; provided , however , that upon any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all the covenants and conditions of the indentures with respect to the debt securities or established with respect to any series of debt securities to be kept or performed by Steelcase (or such successor) will be expressly assumed by supplemental indentures satisfactory in form to the applicable trustee executed and delivered to such trustee by the entity formed by such consolidation (if other than Steelcase), or into which Steelcase (or such successor) will have been merged, or by the entity which will have acquired such property.
     In case of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the applicable trustee and satisfactory in form to such trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities outstanding and the due and punctual performance of all of the covenants and conditions of the indentures or established with respect to any series of debt securities pursuant to the indentures to be performed by Steelcase, such successor entity will succeed to and be substituted for Steelcase with the same effect as if it had been named as Steelcase in the indentures, and the predecessor entity will be relieved of all obligations and covenants under the indentures and the debt securities. After that time, all of our obligations under the debt securities and the indentures terminate.
     If, as a result of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, properties or assets of Steelcase or a Restricted Subsidiary (as defined below) would become subject to any lien which would not be permitted by the covenant described below under "—Covenants Applicable to the Senior Debt Securities-Limitation on Liens” without equally and ratably securing the senior debt securities, Steelcase or the Restricted Subsidiary, or such successor person, as the case may be, will take the steps as are necessary to secure effectively the senior debt securities equally and ratably with, or prior to, all indebtedness secured by those liens as described below.
Events of Default
     The following are events of default under the indentures with respect to a series of debt securities:
•	Steelcase defaults in the payment of any installment of interest upon any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of interest for this purpose;

•	Steelcase defaults in the payment of the principal of, or premium, if any, on, any of the debt securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of principal or premium, if any, for this purpose;

•	Steelcase fails to observe or perform any other of its covenants or agreements with respect to that series of debt securities contained in the applicable indenture or otherwise established with respect to that series of debt securities (other than a covenant or agreement that has been expressly included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) for a period of 60 days after the date on which written notice of such failure shall have been received from the applicable trustee or from the holders of at least 25% in principal amount of the debt securities of that series; or

•	certain events of Steelcase’s bankruptcy, insolvency or reorganization, whether voluntary or not.
     If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare that series of debt securities due and payable immediately. In case of an event of default with respect to any series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding debt securities of any series will become and be immediately due and payable without any declaration or other act by the applicable trustee or any holder of outstanding debt securities of any series. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind any such acceleration with respect to the debt securities of that series and its consequences.
     The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to any series of debt securities and its consequences, except defaults or events of default regarding payment of principal, any premium or interest. A waiver will eliminate the default.

     If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture, unless the holders of the debt securities of that series have offered the applicable trustee reasonable indemnity. The holders of a majority in principal amount of debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on such trustee, provided that:
•	such proceeding or exercise is not in conflict with any law or the applicable indenture;

•	the applicable trustee may take any other action deemed proper by it that is not inconsistent with directions from the holders; and

•	unless otherwise provided under the Trust Indenture Act of 1939, or the TIA, the applicable trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     A holder of debt securities of any series will only have the right to institute a proceeding under the applicable indenture or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the applicable trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	those holders have offered reasonable indemnity to the applicable trustee to institute proceedings as trustee; and

•	the applicable trustee does not institute a proceeding and does not receive conflicting directions within 60 days.
     These limitations do not apply to a suit brought by a holder of debt securities of any series if Steelcase defaults in the payment of the principal, any premium or interest on such debt securities. Any right of a holder of the debt securities of that series to receive payments of the principal of, and premium, if any, and any interest on debt securities of that series on or after the due dates expressed in the debt securities of that series and to institute suit for the enforcement of any such payment on or after such dates will not be impaired or affected without the consent of such holder.
     Steelcase will periodically file statements with the trustees regarding its compliance with the covenants in the indentures.
Modification of Indentures
     Steelcase and the applicable trustee may change either indenture without the consent of any holder of debt securities to:
•	fix any ambiguity, defect or inconsistency in the applicable indenture;

•	evidence the succession of another corporation to Steelcase and the assumption by such party of the obligations of Steelcase pursuant to the successor obligor provisions of either indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to the covenants of Steelcase for the benefit of all or any series of debt securities;

•	add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities set forth in either indenture;

•	change anything that does not materially and adversely affect the interests of the holders of debt securities of any series;

•	provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, establish the form of any certifications required or add to the rights of any holders of any series of debt securities;

•	secure the senior debt securities pursuant to the limitations on lien covenant;

•	add any additional events of default;

•	change or eliminate any of the provisions of either indenture; provided that any such change or elimination shall become effective only when there are no debt securities of any series outstanding under the applicable indenture created prior to such change or elimination which is entitled to the benefit of such provision;

•	provide for the appointment of a successor trustee with respect to the debt securities of one or more series; or

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indentures under the TIA.
     In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected, Steelcase and the applicable trustee may add to, change or eliminate any provisions of the applicable indenture. However, the following changes may only be made with the consent of each affected holder:
•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount of any debt securities of any series;

•	reducing the rate or extending the time of payment of interest of any debt securities of any series;

•	reducing any premium payable upon redemption of any debt securities of any series;

•	with respect to any subordinated debt securities of any series, amending or modifying any provision or related definition affecting the subordination or ranking of the subordinated debt securities of any series in any manner adverse to the holders of that series of subordinated debt securities; or

•	reducing the percentage of debt securities outstanding required to consent to any amendment to the applicable indenture or to the debt securities of any series.
     No particular form of supplemental indenture is required for any amendment. Promptly after the execution of any supplemental indenture, the applicable trustee will mail a notice setting forth in general terms the substance of the supplemental indenture to the holders of debt securities of all series affected.
     Failure on the part of such trustee to mail the notice will not affect the validity of the supplemental indenture.
Satisfaction and Discharge
     The applicable indenture will cease to be of further effect with respect to the debt securities of any series, except as may otherwise be provided in such indenture, if at any time (i) we have delivered to the applicable trustee for cancellation all authenticated debt securities of the series (other than destroyed, lost or stolen debt securities and debt securities for whose payment money has been deposited in trust or segregated and held in trust by us as provided by the applicable indenture) or (ii) all debt securities of the series not delivered to the applicable trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for the giving of notice for redemption, and we deposit with the applicable trustee as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on all debt securities of the series and all other sums payable by us under the applicable indenture in connection with all debt securities of the series. This type of a trust may only be established if, among other things, Steelcase has delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.
Legal Defeasance and Covenant Defeasance
     Each indenture provides that, subject to conditions specified in the indenture, we may elect either:
•	legal defeasance with respect to the debt securities of any series, whereby we are discharged from any and all obligations with respect to the debt securities of any series, except as may be otherwise provided in the indenture; or

•	covenant defeasance with respect to the debt securities of any series, whereby we are released from our obligations (1) if the debt securities of the series are senior debt securities, from our obligations described below under “—Covenants Applicable to the Senior Debt Securities” if applicable to the debt securities of the series and our obligation described in the last paragraph under “—Merger, Consolidation or Sale of Assets” if applicable to the debt securities of the series and (2) under any other covenants made applicable to the debt securities of the series which are subject to defeasance.
     We may do so in either case by depositing with the applicable trustee, as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on the debt securities of the series and all other sums payable by us under the indentures in connection with the debt securities of the series. This type of a trust may only be established if, among other things, Steelcase has delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.

Conversion Rights
     If applicable, the terms of debt securities of any series that are convertible into or exchangeable for Steelcase Class A common stock or other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of Class A common stock or other securities to be received by the holders of debt securities would be subject to adjustment.
Governing Law
     The indentures provide that they and any debt securities are to be governed by, and construed in accordance with, the laws of the State of New York.
Assignment
     We will have the right at any time to assign any of our rights or obligations under either indenture to a direct or indirect wholly-owned subsidiary, provided that we will remain liable for all obligations under the indentures.
Covenants Applicable to the Senior Debt Securities
     Limitation on Liens
     The senior indenture provides that, except as otherwise provided below, Steelcase will not, and will not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money, collectively referred to as “Debt,” secured by any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property (as defined below) or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary, unless the senior debt securities (and, at our option, any other indebtedness or guarantee ranking equally with the senior debt securities) are secured equally and ratably with (or, at our option, prior to) such secured Debt. This restriction will not apply to Debt secured by:
•	Liens existing on the date of the initial issuance of any senior debt securities;

•	Liens on property, shares of stock (or other equivalents of or interests in equity) or indebtedness of an entity existing at the time it becomes a Restricted Subsidiary, provided that such Liens were not created in anticipation of the transaction in which such entity becomes a Restricted Subsidiary;

•	Liens on property acquired by Steelcase or a Restricted Subsidiary existing at the time of acquisition by Steelcase or a Restricted Subsidiary;

•	Liens upon any property to secure all or a portion of the purchase price of such property or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within 12 months after the date of such acquisition; or Liens upon any property to secure all or part of the cost of improvement, repair or construction thereof or Debt incurred prior to, at the time of or within 12 months after the completion of such improvement, repair or construction or the commencement of full operations thereof (whichever is later) to provide funds for such purpose;

•	Liens in favor of Steelcase or a Restricted Subsidiary;

•	Liens on property, shares of stock (or other equivalents of or interests in equity) or indebtedness of an entity existing at the time such entity is merged into or consolidated with Steelcase or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of an entity as an entirety or substantially as an entirety to Steelcase or a Restricted Subsidiary, provided that the Lien was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

•	Liens on Principal Properties subject to Sale and Lease-Back Transactions not otherwise prohibited by the indenture to the extent attributable to such Sale and Lease-Back Transactions and securing only the related Attributable Debt (as defined below);

•	Liens on property of Steelcase or a Restricted Subsidiary in favor of governmental bodies to secure payments of amounts owed under contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; and

•	any extension, renewal or replacement of any Lien referred to above or of any Debt secured by that Lien, provided that such extension, renewal or replacement Lien will secure no larger an amount of Debt than that existing at the time of such extension, renewal or replacement.
     In addition, Steelcase or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the senior debt securities, provided that after giving effect to the Debt secured by such Lien, the aggregate amount of all Debt so secured by Liens (not including Liens permitted above), together with the Attributable Debt of Sale and Lease-Back Transactions permitted by the provision described below under “—Limitation on Sale and Lease-Back Transactions” on the basis that Steelcase or a Restricted Subsidiary would be permitted to incur Debt secured by a Lien under this paragraph without equally and ratably securing the senior debt securities, does not exceed the greater of $120 million and 15% of Consolidated Net Tangible Assets (as defined below).
     Limitation on Sale and Lease-Back Transactions
     The senior indenture provides that Steelcase will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transactions of any Principal Property unless:
•	such Sale and Lease-Back Transaction occurs within 12 months from the date of the acquisition of the Principal Property subject thereto or the date of the completion of the construction or commencement of full operations of such Principal Property (whichever is later);

•	such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;

•	such Sale and Lease-Back Transaction is between Steelcase and a Restricted Subsidiary or between Restricted Subsidiaries;

•	Steelcase or such Restricted Subsidiary would be entitled pursuant to the covenant described above under “—Limitation on Liens” (other than the clause referring to Sale and Lease-Back

Transactions not otherwise prohibited by the senior indenture) without equally and ratably securing the senior debt securities, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or

•	Steelcase or such Restricted Subsidiary, within 12 months after the effective date of such Sale and Lease-Back Transaction, applies or causes to be applied an amount not less than the Attributable Debt from such Sale and Lease-Back Transaction to (1) the prepayment, repayment, redemption, reduction or retirement (other than any mandatory prepayment, mandatory repayment, mandatory redemption or sinking fund payment or payment at maturity) of Debt of Steelcase or any Restricted Subsidiary (other than Debt that is subordinate to the senior debt securities or Debt to Steelcase or a Restricted Subsidiary) or (2) expenditures for the acquisition, construction, development or expansion of Principal Property used or to be used in the ordinary course of business of Steelcase or a Restricted Subsidiary.
Certain Definitions
     “Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in the transaction, as determined in good faith by a principal accounting officer of Steelcase) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments will include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.
     “Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet of Steelcase and its Subsidiaries (other than those principally engaged in leasing or financing activities) as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:
•	all current liabilities, including current maturities of long-term debt and current maturities of obligations under capital leases (other than liabilities of Subsidiaries principally engaged in leasing and financing activities that are not guaranteed by Steelcase or any of its other Subsidiaries); and

•	the total of the net book values of all assets of Steelcase and its Subsidiaries (other than those principally engaged in leasing or financing activities) properly classified as intangible assets under generally accepted accounting principles in the United States of America (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).
     “Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest thereof) constituting the principal corporate office, any manufacturing plant or any manufacturing, research or engineering facility (whether owned or leased at, or acquired or leased after, the date of the senior indenture) that is owned or leased by Steelcase or a Restricted Subsidiary and that is located within the continental United States, unless Steelcase’s board of directors (or a committee thereof)

has determined in good faith that such property is not material to the operation of the business conducted by Steelcase and its Subsidiaries taken as a whole.
     “Restricted Subsidiary” means any Subsidiary (1) substantially all of whose property is located within the continental United States, (2) which owns a Principal Property and (3) in which Steelcase’s investment exceeds 2.5% of the aggregate amount of assets included on a consolidated balance sheet of Steelcase and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” does not include Steelcase Financial Services Inc. (so long as Steelcase Financial Services Inc. is principally engaged in leasing or financing activities) or any other Subsidiary that is principally engaged in leasing or financing activities.
     “Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by Steelcase or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the senior debt securities or thereafter acquired (excluding temporary leases of a term, including renewal periods, of not more than three years), that has been or is to be sold or transferred by Steelcase or any Restricted Subsidiary to such person with the intention of taking back a lease of the property.
     “Subsidiary” means (1) any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by Steelcase, by one or more of its subsidiaries or by Steelcase and one or more of its subsidiaries and (2) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by Steelcase, by one or more of its subsidiaries or by Steelcase and one or more of its subsidiaries.
Subordination Under the Subordinated Indenture
     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, as defined below, to the extent and in the manner set forth in the subordinated indenture.
     Senior indebtedness includes all of Steelcase’s obligations, as amended or renewed, to pay principal, premium, interest, penalties, fees and other charges:
•	in respect of borrowed money;

•	in the form of debt securities, debentures, bonds or similar instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	in respect of capital leases;

•	under letters of credit (or reimbursement agreements in respect thereof), bankers’ acceptances or similar credit transactions;

•	issued or assumed in the form of a deferred purchase price of property or services;

•	under swaps, caps, future or option contracts and other similar arrangements;

•	pursuant to our guarantee of the obligations listed above of another entity; and

•	to satisfy the expenses and fees of the subordinated indenture trustee under the subordinated indenture.
     “Senior indebtedness” shall not include:
•	indebtedness of Steelcase to any of its subsidiaries;

•	indebtedness which, by its terms or the terms of the instrument creating or evidencing it, expressly provides that it has a subordinate or equal right to payment with the subordinated debt securities;

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	any liability for federal, state, local or other taxes; and

•	the portion of indebtedness we may incur in violation of the subordinated indenture.
     Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.
     The holders of senior indebtedness of Steelcase will be entitled to receive payment in full in cash or cash equivalents of all senior indebtedness of Steelcase before holders of any subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities (except that holders of subordinated debt securities may receive and retain certain permitted junior securities and payments made from the trust described above under the caption "—Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of Steelcase:
•	in any liquidation or dissolution of Steelcase;

•	in any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Steelcase or its property;

•	in any assignment by Steelcase for the benefit of creditors; or

•	in any marshalling of Steelcase’s assets and liabilities.
     Steelcase also may not make any payment in respect of subordinated debt securities (except in permitted junior securities or from the trust described above under the caption “—Legal Defeasance and Covenant Defeasance”) if:
•	a payment default on senior indebtedness of Steelcase occurs and is continuing beyond any applicable grace period; or

•	any other default, referred to as a “non-payment default,” occurs and is continuing on any senior indebtedness of Steelcase that permits holders of that senior indebtedness to accelerate its maturity and the applicable trustee receives a notice, referred to as a “payment blockage notice,” of such default from a representative of the holders of such senior indebtedness.
     Payments on subordinated debt securities may and shall be resumed:

•	in the case of a payment default on senior indebtedness of Steelcase, upon the date on which such default is cured or waived; or

•	in the case of a non-payment default on senior indebtedness of Steelcase, the earlier of (1) the date on which such default is cured or waived, (2) 179 days after the applicable payment blockage notice is received and (3) the date the applicable trustee receives notice from the representatives for such senior indebtedness rescinding the payment blockage notice, unless maturity of such senior indebtedness has been accelerated.
     No new payment blockage notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior payment blockage notice. No non-payment default that existed, or was continuing on the date of delivery of any payment blockage notice to the applicable trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default has been cured or waived for a period of not less than 90 days.
     If the applicable trustee or any holder of subordinated debt securities receives a payment in respect of subordinated debt securities (except in certain permitted junior securities or from the trust described above under the caption “—Legal Defeasance and Covenant Defeasance”) when:
•	the payment is prohibited by these subordination provisions; and

•	the applicable trustee or the holder has actual knowledge that the payment is prohibited; provided that such actual knowledge shall not be required in the case of any payment default on senior indebtedness;
the applicable trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of senior indebtedness of Steelcase. Upon the proper written request of the holder of senior indebtedness of Steelcase or if there is any payment default on any senior indebtedness, the applicable trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of senior indebtedness of Steelcase or their representative.
     Steelcase must promptly notify holders of its senior indebtedness if payment of any of the subordinated debt securities is accelerated because of an event of default under the subordinated indenture.
     The subordinated indenture does not limit the issuance of additional senior indebtedness.
     By reason of the subordination of the subordinated debt securities, in the event of our insolvency holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. There may also be interruption of scheduled interest and principal payments resulting from events of default on senior indebtedness.

DESCRIPTION OF CAPITAL STOCK
          Our authorized capital stock consists of 475,000,000 shares of Class A common stock, 475,000,000 shares of Class B common stock and 50,000,000 shares of preferred stock, of which 20,000 shares have been designated Class A preferred stock and 200,000 shares have been designated Class B preferred stock. No preferred stock is outstanding as of the date of this prospectus. Of the 475,000,000 shares of Class A common stock authorized, 77,875,649 were outstanding as of April 23, 2009. Of the 475,000,000 shares of Class B common stock authorized, 55,604,152 were outstanding as of April 23, 2009. The Class A common stock and the Class B common stock are collectively referred to in this prospectus from time to time as the common stock. The following is a summary description of the material terms and provisions relating to our capital stock, articles and by-laws but is qualified in its entirety by reference to our articles and by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Class A Common Stock and Class B Common Stock
     Voting
          The holders of common stock are generally entitled to vote as a single class on all matters upon which shareholders have a right to vote, subject to the requirements of applicable law and the rights of any series of preferred stock to a separate class vote. Each share of Class A common stock entitles its holder to one vote, and each share of Class B common stock entitles its holder to 10 votes. Unless otherwise required by law, and so long as their rights would not be adversely affected, the holders of common stock are not entitled to vote on any amendment to our articles that relates solely to the terms of one or more outstanding series of preferred stock.
     Dividends and Other Distributions
          The holders of Class A common stock and Class B common stock are entitled to equal dividends when declared by the board of directors, except that all dividends payable in common stock will be paid in the form of Class A common stock to holders of Class A common stock and in the form of Class B common stock to holders of Class B common stock. Neither class of common stock may be split, divided or combined unless the other class is proportionally split, divided or combined.
          In the event of a liquidation or winding up of Steelcase, the holders of Class A common stock and Class B common stock will be treated on an equal per share basis and will be entitled to receive all of the remaining assets of Steelcase following distribution of the preferential and/or other amounts to be distributed to the holders of preferred stock.
     Issuance of Class B Common Stock, Options, Rights or Warrants
          Subject to certain provisions regarding dividends and other distributions described above, Steelcase is not entitled to issue additional shares of Class B common stock, or issue options, rights or warrants to subscribe for additional shares of Class B common stock, except that Steelcase may make a pro rata offer to all holders of common stock of rights for the shareholders to purchase additional shares of the class of common stock held by them. The Class A common stock and the Class B common stock will be treated equally with respect to any offer by Steelcase to holders of common stock of options, rights or warrants to subscribe for any other capital stock of Steelcase

     Merger
          In the event of a merger, the holders of Class A common stock and Class B common stock will be entitled to receive the same per share consideration, if any, except that if such consideration includes voting securities (or the right to acquire voting securities or securities exchangeable for or convertible into voting securities), Steelcase may (but is not required to) provide for the holders of Class B common stock to receive consideration entitling them to 10 times the number of votes per share as the consideration being received by holders of the Class A common stock.
     Conversion of Class B Common Stock
          The Class B common stock is converted into Class A common stock on a share-for-share basis (1) at the option of the holder thereof at any time, (2) upon transfer to a person or entity which is not a permitted transferee (as defined in our articles), (3) with respect to shares of Class B common stock acquired after the February 1998 recapitalization, at such time as a corporation, partnership, limited liability company, trust or charitable organization ceases to be 100% controlled by permitted transferees (as defined in our articles) and (4) on the date which the number of shares of Class B common stock outstanding is less than 15% of all of the then outstanding shares of common stock (without regard to voting rights).
          In general, permitted transferees include natural persons who received shares of Class B common stock in connection with the recapitalization, their spouses, ancestors and descendants, their descendants’ spouses and certain charitable organizations and trusts (including charitable trusts) or other entities controlled by such persons. Natural persons are deemed to have received shares of Class B common stock in the recapitalization to the extent shares were received by record nominees for, and certain trusts or accounts for the benefit of or established by, such persons. In general, corporations, partnerships and limited liability companies who received Class B common stock in the recapitalization are not entitled to acquire additional shares of Class B common stock unless such entities are 100% controlled by permitted transferees.
     Preemptive Rights
          The holders of shares of capital stock of Steelcase do not have any preemptive rights with respect to any outstanding or newly issued capital stock of Steelcase.
     Transfer Agent and Registrar
          The transfer agent and registrar for the common stock is Wells Fargo Bank, National Association.
Preferred Stock
          The board of directors of Steelcase may authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series and may determine, with respect to the series, the designations, preferences, rights, qualifications, limitations and restrictions of any such series. Our articles currently authorize 20,000 shares of Class A preferred stock and 200,000 shares of Class B preferred stock. As of the date of this prospectus, no shares of preferred stock are issued or outstanding.
          When Steelcase issues preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

•	the title or designation of the series;

•	the number of shares of the series, which the board of directors of Steelcase may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Steelcase;

•	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of Steelcase or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	whether the preferred stock being offered will be listed on any securities exchange;

•	if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

•	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the articles then in effect or the by-laws then in effect.
          Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.
Limitation of Liability
          Our articles provide that, to the fullest extent permitted by the Michigan Business Corporation Act, or the MBCA, or any other applicable laws, directors of Steelcase will not be personally liable to Steelcase or its shareholders for any acts or omissions in the performance of their duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under federal securities laws.
Certain Anti-Takeover Matters
     Business Combination Act
          Steelcase is subject to the provisions of Chapter 7A of the MBCA. In general, subject to certain exceptions, the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder, unless (1) prior to such date, the board of directors approved the business combination or (2) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation.
     Article and By-Law Provisions
          Our articles and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors of Steelcase rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, an advance notice requirement for director nominations and actions to be taken at annual meetings of shareholders, the inability of the shareholders to call a special meeting of the shareholders, the requirements for approval by 66 2/3% of the shareholder votes to amend our by-laws or certain provisions of our articles, removal of a director only for cause and the availability of authorized but unissued blank check preferred stock.
     Classified Board of Directors
          Our articles establish a classified board of directors, which took effect at the 1998 annual meeting of shareholders. The board of directors of Steelcase is divided into three classes of approximately equal size, serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors of Steelcase The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.
     Advance Notice Requirement
          Our by-laws set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the secretary of Steelcase prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Steelcase not less than 70 days nor more than 90 days prior to the meeting. The advance notice requirement does not give the board of directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of certain business at a meeting if the proper notice procedures are not followed.
     Special Meetings of Shareholders
          Our by-laws do not grant the shareholders the right to call a special meeting of shareholders. Under our by-laws, special meetings of shareholders may be called only by Steelcase’s Chief Executive Officer or a majority of the board of directors.
     Amendment of Articles and By-Laws
          Our articles and by-laws require the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of capital stock entitled to vote to amend or repeal certain provisions of our articles, including those described above, or any by-law. This requirement renders more difficult the dilution of the anti-takeover effects of our articles and by-laws.
     Removal of Directors Only for Cause
          Our articles permit shareholders to remove directors only for cause and only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of Steelcase entitled to vote. This provision may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.
     Blank Check Preferred Stock
          Steelcase’s preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.
          The effects of the issuance of the preferred stock on the holders of Steelcase common stock could include:
•	reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible “veto” power if the series of preferred stock has class voting rights;

•	dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

•	restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

DESCRIPTION OF WARRANTS
          We may issue warrants to purchase debt securities, preferred stock or Class A common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
          The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:
•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•	the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•	if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
          We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of Class A common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
          The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description of the stock purchase contracts or stock purchase units contained in this prospectus is not complete and the description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

PLAN OF DISTRIBUTION
          We may sell the securities covered by this prospectus from time to time in one or more transactions, including without limitation:
•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods.
          In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.
          We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
          The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any delayed delivery arrangements;

•	the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

•	any securities exchanges on which the securities may be listed.
          The offer and sale of the securities described in this prospectus by us, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

          Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•	on or through the facilities of any national securities exchange or quotation service on which such securities may be listed, quoted or traded at the time of sale; or

•	to or through a market maker otherwise than on such exchanges or quotation or trading services.
          Such at-the-market offerings, if any, will be conducted by underwriters, dealers or agents acting as our principal or agent, who may also be third-party sellers of securities as described above.
          Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents or remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Sales through Underwriters or Dealers
          Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in connection with any particular offering of securities.
          During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
          Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

          We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealers may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include in the applicable prospectus supplement or pricing supplement, as the case may be, the names of the dealers and the terms of the transaction.
          We may sell some or all of the securities covered by this prospectus through:
•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.
Direct Sales and Sales through Agents
          We may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement or pricing supplement, as the case may be, we may sell the securities through agents from time to time. The applicable prospectus supplement or pricing supplement, as the case may be, will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Remarketing Arrangements
          Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
Institutional Purchasers
          We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
Indemnification; Other Relationships
          Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Fees and Commissions
          In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
          If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h)

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges (1) for the periods indicated:

	Year Ended
	February 27,	February 29,	February 23,	February 24,	February 25,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	*	7.27	4.62	3.32	1.08

(1)	The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries and equity in income of joint ventures, plus fixed charges and distributed income of equity investees, minus capitalized interest and minority interest in income of subsidiaries that have not incurred fixed charges. For this purpose, “fixed charges” consist of interest incurred, a portion of rent expense and amortization of deferred debt expense.

*	Earnings for the year ended February 27, 2009 were inadequate to cover fixed charges by $5.3 million.
LEGAL MATTERS
          Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, will act as counsel to Steelcase. Certain matters of Michigan law will be passed on by Liesl A. Maloney, Senior Corporate Counsel and Assistant Secretary of Steelcase. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
          The consolidated financial statements and schedule of Steelcase incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The expenses relating to the issuance and distribution of the securities to be registered will be borne by the registrant. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$13,096
Trustees’ Fees and Expenses	4,000
Printing and Engraving Fees and Expenses	50,000
Accounting Fees and Expenses	20,000
Legal Fees	250,000
Miscellaneous	38,000

Total Expenses	$375,096

Item 15. Indemnification of Directors and Officers.
          Steelcase’s by-laws require it, to the fullest extent authorized or permitted by the MBCA, to (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of Steelcase, or is or was serving at the request of Steelcase as a director, officer, employee or agent of another corporation (including a subsidiary corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done by such person in such capacity, collectively, the Covered Matters, and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. Under our by-laws, Steelcase may also provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the board of directors.
          Steelcase’s articles provide that to the full extent permitted by the MBCA or any other applicable laws presently or hereafter in effect, no director of Steelcase shall be personally liable to Steelcase or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Steelcase. Any repeal or modification of such provisions of our articles by the shareholders of Steelcase shall not adversely affect the right or protection of a director of Steelcase existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
          Section 561 of the MBCA provides that a Michigan corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal), other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.
          Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit, or proceeding brought to enforce this mandatory indemnification.
          The foregoing statements are subject to the detailed provisions of the MBCA, our articles and our by-laws.
Item 16. List of Exhibits.
          The Exhibits to this registration statement are listed in the Index to Exhibits on page II-7.
Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
                    (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
                    (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

                    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
                    (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
                    (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
          (f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act, Steelcase Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Grand Rapids, State of Michigan, on April 24, 2009.

STEELCASE INC.

By: Name:	/s/ James P. Hackett James P. Hackett
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Hackett and David C. Sylvester and each of them his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 24th day of April, 2009.

Signature	Title

/s/ James P. Hackett James P. Hackett	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David C. Sylvester David C. Sylvester	Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Mark T. Mossing Mark T. Mossing	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ William P. Crawford William P. Crawford	Director

Signature	Title

/s/ Earl D. Holton Earl D. Holton	Director

/s/ Michael J. Jandernoa Michael J. Jandernoa	Director

/s/ David W. Joos David W. Joos	Director

/s/ Elizabeth Valk Long Elizabeth Valk Long	Director

/s/ Robert C. Pew III Robert C. Pew III	Director

/s/ Cathy D. Ross Cathy D. Ross	Director

/s/ Peter M. Wege II Peter M. Wege II	Director

/s/ P. Craig Welch, Jr. P. Craig Welch, Jr.	Director

/s/ Kate Pew Wolters Kate Pew Wolters	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1	Form of Underwriting or Distribution Agreement.*

3.1	Second Restated Articles of Incorporation of Steelcase Inc. (filed as exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-41647) and incorporated herein by reference).

3.2	Amended By-Laws of Steelcase Inc., as amended March 27, 2004 (filed as exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarterly period ended May 28, 2004 and incorporated herein by reference).

4.1	Indenture, dated as of August 7, 2006, by and among Steelcase Inc. and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J. P. Morgan Trust Company, N.A.), as Trustee (filed as exhibit 4.1 to Steelcase Inc.’s Current Report on Form 8-K filed with the SEC on August 7, 2006 and incorporated herein by reference).

4.2	Form of Subordinated Indenture (filed as exhibit 4.2 to Steelcase Inc.’s Registration on Form S-3 filed with the SEC on February 1, 2006 and incorporated herein by reference).

4.3	Form of Senior Note.*

4.4	Form of Subordinated Note.*

4.5	Specimen Certificate for shares of Class A Common Stock of Steelcase Inc. (filed as exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-41647) and incorporated herein by reference).

4.6	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*

4.7	Form of Warrant Agreement.*

4.8	Form of Warrant Certificate.*

4.9	Form of Stock Purchase Agreement.*

4.10	Form of Stock Purchase Unit.*

5.1	Opinion and Consent of Liesl A. Maloney, Senior Corporate Counsel and Assistant Secretary of Steelcase Inc.**

5.2	Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP.**

12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of BDO Seidman, LLP, an independent registered public accounting firm.**

23.2	Consent of Liesl A. Maloney, Senior Corporate Counsel of Steelcase Inc. (included in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

Exhibit No.	Description of Exhibits

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee under the senior and subordinated indentures.**

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

**	Filed herewith.